UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): March 22, 2018

CSI Compressco LP

(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (281) 364-2244

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Indenture and Notes

On March 22, 2018 (the “Closing Date”), CSI Compressco LP, a Delaware limited partnership (the “Partnership”), and CSI Compressco Finance Inc., a Delaware corporation and wholly owned subsidiary of the Partnership (“Finance Corp” and, together with the Partnership, the “Issuers”), completed the issuance and sale (the “Offering”) of $350 million in aggregate principal amount of their 7.500% Senior Secured First Lien Notes due 2025 (the “Notes”) pursuant to the Purchase Agreement, dated as of March 8, 2018 (the “Purchase Agreement”), by and among the Partnership, Finance Corp, the guarantors named therein (the “Guarantors” and, together with the Issuers, the “Obligors”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the initial purchasers listed in Schedule A thereto (collectively, the “Initial Purchasers”). The Notes are jointly and severally, and fully and unconditionally, guaranteed (the “Guarantees” and, together with the Notes, the “Securities”) on a senior secured basis initially by each of the Partnership’s domestic restricted subsidiaries (other than Finance Corp, certain immaterial subsidiaries and certain other excluded domestic subsidiaries) and will be secured by a first-priority security interest in substantially all of the Issuers’ and the Guarantors’ assets (other than certain excluded assets) (the “Collateral”) as collateral security for their obligations under the Notes, subject to certain permitted encumbrances and exceptions. The Notes were issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereunder. The Notes have not been and will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

On the Closing Date, the Partnership entered into an indenture (the “Indenture”) by and among the Obligors and U.S. Bank National Association, as trustee (the “Trustee”), with respect to the Securities (the “Indenture”). The Notes accrue interest at a rate of 7.500% per annum. Interest on the Notes is payable semi-annually in arrears on April 1 and October 1 of each year, beginning October 1, 2018. The Notes are scheduled to mature on April 1, 2025.

On and after April 1, 2021, the Partnership may redeem all or a part of the Notes, from time to time, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest thereon to, but not including, the applicable redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the 12-month period beginning on April 1 of the years indicated below:

Date	Price
2021	105.625%
2022	103.750%
2023	101.875%
2024	100.000%

In addition, any time or from time to time before April 1, 2021, the Partnership may, at its option, redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined in the Indenture) with respect to the Notes plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Prior to April 1, 2021, the Partnership may on one or more occasions redeem up to 35% of the principal amount of the Notes with an amount of cash not greater than the amount of the net cash proceeds from one or more equity offerings at a redemption price equal to 107.500% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the date of redemption, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, provided that (a) at least 65% of the aggregate principal amount of the Notes originally issued on the issue date (excluding notes held by the Partnership and its subsidiaries) remains outstanding after each such redemption; and (b) the redemption occurs within 180 days after the date of the closing of the equity offering.

If the Partnership experiences certain kinds of changes of control, each holder of the Notes will be entitled to require the Partnership to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that holder’s Notes pursuant to an offer on the terms set forth in the Indenture. The Partnership will offer to make a cash payment equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase, subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.

The Indenture contains customary covenants restricting the Partnership’s ability and the ability of its restricted subsidiaries to: (i) pay distributions on, purchase or redeem its common units or purchase or redeem its subordinated debt; (ii) incur or guarantee additional indebtedness or issue certain kinds of preferred equity securities; (iii) create or incur certain liens securing indebtedness; (iv) sell assets, including dispositions of the Collateral; (v) consolidate, merge or transfer all or substantially all of its assets; (vi) enter into transactions with affiliates; and (vii) enter into agreements that restrict distributions or other payments from its restricted subsidiaries to the Partnership. These covenants are subject to a number of important limitations and exceptions, including certain provisions permitting the Partnership, subject to the satisfaction of certain conditions, to transfer assets to certain of its unrestricted subsidiaries. Moreover, if the Notes receive an investment grade rating from at least two rating agencies and no default has occurred and is continuing under the Indenture, many of the restrictive covenants in the Indenture will be terminated. The Indenture also contains customary events of default and acceleration provisions relating to such events of default, which provide that upon an event of default under the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all of the Notes to be due and payable immediately.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of Note, copies of which are filed as Exhibits 4.1 and 4.2 hereto, respectively, and are incorporated herein by reference.

Collateral Trust Agreement

On March 22, 2018, the Partnership, the grantors named therein, the Trustee and U.S. Bank National Association, as the collateral trustee (the “Collateral Trustee”), entered into a collateral trust agreement (the “Collateral Trust Agreement”) pursuant to which the Collateral Trustee will receive, hold, administer, maintain, enforce and distribute the proceeds of all of its liens upon the collateral for the benefit of the current and future holders of the Notes and any future priority lien obligations, if any.

The foregoing description of the Collateral Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Collateral Trust Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On March 22, 2018, in connection with the closing of the Offering, the Partnership repaid all outstanding borrowings and obligations under its existing revolving credit facility with a portion of the net proceeds from the Offering, and terminated this credit facility. Affiliates of certain of the initial purchasers are lenders under the existing revolving credit facility and, accordingly, received or will receive a portion of the proceeds from the Offering in connection with the repayment of the outstanding borrowings under the existing revolving credit facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03 hereof.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of March 22, 2018, by and among CSI Compressco Partners LP, CSI Compressco Finance Inc., the Guarantors party thereto and U.S. Bank National Association, as Trustee.
4.2	Form of 7.500% Senior Secured First Lien Note due 2025 (included in Exhibit 4.1).
10.1

Collateral Trust Agreement, dated as of March 22, 2018, by and among CSI Compressco LP, CSI Compressco Finance Inc., the other Grantors from time to time party thereto, U.S. Bank National Association, as Trustee, the other Priority Lien Representatives from time to time party thereto, and U.S. Bank National Association, as Collateral Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP

By:	CSI Compressco GP Inc.,
its general partner

By:	/s/ Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
General Counsel

Date: March 27, 2018